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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: April 4, 1997
                                          -------------
                        (Date of earliest event reported)

                             Boykin Lodging Company
                             ----------------------
             (Exact Name of registrant as specified in its charter)

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
           Ohio                          001-11975                             34-1824586
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(State or other jurisdiction of     (Commission File Number)       (IRS Employer Identification
        Incorporation)                                                           Number)
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  Terminal Tower, Suite 1500, 50 Public Square, Cleveland, Ohio      44113-2258
  -------------------------------------------------------------      ----------
         (Address of Principal Executive Offices)                    (Zip Code)

                                 (216) 241-6375
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              (registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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French Lick, Indiana business purchase
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         On April 4, 1997, the Company acquired the French Lick Springs Resort in French Lick, Indiana. The acquisition price was $20 million and was funded with cash proceeds from the Company's secured line of credit obtained in November 1996 from a lending syndicate led by Lehman Brothers Holdings, Inc. The seller was French Lick Springs Resort, Inc., a privately held corporation. Neither the Company nor any of its shareholders, directors or officers own any interests in the seller.

         The independent resort, opened in 1904, contains 485 guest rooms in four and six story guest wings, has approximately 60,000 square feet of meeting space including a 24,000 square foot exhibit hall, an 88 seat gourmet dining room, a 300 seat family dining room, a 100 seat country club dining room and lounge, a 175 seat Bistro, a 600 seat showroom, the 60 seat Derby bar, several retail shops, indoor and outdoor pools, a six lane bowling alley, complete spa facilities (including mineral baths, massages, facials, hair styling and exercise equipment), two 18 hole golf courses, indoor and outdoor tennis facilities, horseback riding trails and other full service resort hotel amenities. The purchase includes approximately 2,050 acres of land, six main buildings, and several outbuildings.

         The Company has leased the resort to Boykin Management Company Limited Liability Company (the Lessee), an entity in which the Company's chairman and chief executive officer, Robert W. Boykin, owns a 53.8% interest. The Lessee will continue the business of operating the resort.

         In determining the price to be paid for the resort, the Company considered the historical and expected cash flow from the hotel, the nature of the occupancy and average daily rate trends, current operating costs and taxes, the physical condition of the property, the potential to increase its cash flow and other factors including the sales prices of similar properties. No independent appraisal of the resort was performed in connection with the acquisition.

         Based upon the Company's initial review of the financial statements of the seller, the Company believes that the acquisition may involve a business which is significant under Rule 11.01 (b) and (d) of Regulation S-X. If its final review confirms this belief, the Company intends to amend this report within 60 days to provide the necessary financial statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BOYKIN LODGING COMPANY

Date: April 21, 1997                By: /s/ RAYMOND P. HEITLAND

                                    Raymond P. Heitland, Chief Financial Officer